EXHIBIT 10.21

GUARANTEE RELEASE AGREEMENT

Dexia Crédit Local

Dexia Bank Belgium SA

FSA Asset Management LLC

and

Financial Security Assurance Inc.

February 20, 2009

GUARANTEE RELEASE AGREEMENT

This guarantee release agreement (the “Agreement”) is dated as of February 20, 2009, and entered into by and among Dexia Crédit Local (“DCL”), Dexia Bank Belgium SA (“DBB”, together with DCL, the “Banks”), FSA Asset Management LLC (the “Company”), and Financial Security Assurance Inc. (the “Guarantor”).  Each of the Banks, the Company and the Guarantor are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, on June 30, 2008, DCL entered into a Revolving Credit Agreement (the “Credit Agreement”) providing for loans to the Company of up to US$5 billion at any one time outstanding;

WHEREAS, effective August 22, 2008, DCL assigned part of its interest in the Credit Agreement to DBB, as a result of which assignment DBB became a “Bank” as defined under the Credit Agreement;

WHEREAS, the Guarantor guarantees the repayment of borrowings by the Company under the Credit Agreement pursuant to a Financial Guaranty Insurance Policy (Policy No.: 90908-N) issued on June 30, 2008 (the “Policy”); and

WHEREAS, in connection with the reorganization of the business of Financial Security Assurance Holdings Ltd. and certain of its affiliates (including the Company), the Banks have each deemed it to be in their best interests to release the Guarantor from any and all obligations that it may have under the Policy, and to make appropriate amendments to the Credit Agreement reflecting such release and eliminating any requirement on the part of the Company to provide or maintain the Policy (or any substitution therefor or replacement thereof);

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I

Surrender of Policy and Release of Guarantor

Section 1.1             Surrender of Policy.  Each of the Banks, in their capacity as “Holders” as defined under the Policy, hereby surrender the Policy to the Guarantor, irrevocably release and waive any and all rights they may have under the Policy, and agree to hold the Guarantor harmless against any claims they (or any third party claiming rights through such Party) may make under the Policy.  DCL agrees to return the original Policy to the Guarantor on behalf of the Holders as soon as reasonably practicable following the execution of this Agreement.

Article II

Amendments to Revolving Credit Agreement

Section 2.1.  Amendments to Credit Agreement.  Each of the Banks and the Company agree that the Credit Agreement is hereby amended as follows:

1.     The term “FSA Policy” is deleted in its entirety from Section 1.01.

2.     Section 2.02(iii) is deleted in its entirety and the remaining provisions in Section 2.02 are renumbered accordingly.  In the last sentence in Section 2.02, “(iii)” is replaced with “(ii)”.

3.     Section 3.01(e) is deleted in its entirety and the remaining provisions in Section 3.01 are relabeled accordingly.

4.     Each instance of “FSA or” appearing in Section 5.01(a)(v) shall be deleted.

5.     Section 5.01(a)(vi) is deleted in its entirety and, for the avoidance of doubt, the surrender of the Policy shall not constitute an Event of Default (as defined in the Credit Agreement).

Section 2.2.  Reference to and Effect on the Credit Agreement.  On and after the date of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the notes to “the Revolving Credit Agreement”, “Agreement”, “therein”, or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Agreement.  The Credit Agreement and the notes, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Article III

Other Provisions

Section 3.1.  Entire Agreement.  This Agreement contains, and is intended as, a complete statement of all of the terms of the agreement among the Parties with respect to the matters provided for herein.

Section 3.2  Further Assurances.  The Parties will from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

Section 3.3  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 3.4 Governing Law.  The provisions of Section 6.06 of the Credit Agreement shall apply to this Agreement (mutatis mutandis).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized signatories as of the date first written above.

DEXIA CREDIT LOCAL

By:	/s/ Pascal Poupelle
Name:	Pascal Poupelle
Title:	Chief Executive Officer

DEXIA BANK BELGIUM SA

By:	/s/ Jean-François Martin
Name:	Jean-François Martin
Title:	Member of the Management Board

By:	/s/ Luc van Thielen
Name:	Luc van Thielen
Title:	Member of the Management Board

FSA ASSET MANAGEMENT LLC

By:	/s/ Guy Cools
Name:	Guy Cools
Title:	Managing Director

FINANCIAL SECURITY ASSURANCE INC.

By:	/s/ Robert P. Cochran
Name:	Robert P. Cochran
Title:	Chairman & CEO